EXHIBIT 10.3

Tri-S Security Corporation

3700 Mansell Road

Suite 220

Alpharetta, GA 30022

August 10, 2005

Mr. Ronald Farrell

3700 Mansell Road

Suite 220

Alpharetta, Georgia 30022

Dear Mr. Farrell:

This letter, when countersigned by you, will set forth the entire agreement between you and Tri-S Security Corporation (the “Company”) regarding the subject matter hereof.

You and the Company agree, acknowledge and understand that the Amendment No. 1 to Employment Agreement between the Company and you dated February 4, 2005 (the “Amendment”) is rescinded effective July 19, 2005 and that your employment with the Company is governed by that certain Employment Agreement between the Company and you dated January 1, 2002 as if the Amendment were never in effect (the “Rescission”).  The Company acknowledges that the Rescission was approved by the Compensation Committee of the Board of Directors of the Company on July 19, 2005.

This letter may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

If the foregoing accurately reflects our agreement, please execute this letter in the space below and return a copy to the Company.

Very truly yours,

TRI-S SECURITY CORPORATION

	By:	/s/ Wayne Stallings
Printed Name: Wayne Stallings
Title: Chief Financial Officer

AGREED AND ACCEPTED:

/s/ Ronald G. Farrell
RONALD G. FARRELL